Exhibit 99.1

Long Blockchain Corp. Announces Termination of Non-Binding Letter of Intent to Merge with Stran Promotional Solutions

Farmingdale, NY (February 18, 2020) – Long Blockchain Corp. (“LBCC”) (OTC Pink: LBCC) today announced the termination of its previously announced letter-of-intent to merge with Stran & Company, Inc. (“Stran”), a privately-held leading provider of comprehensive branding and incentive solutions. Stran informed Long Blockchain of its decision to not move forward with the proposed transaction after it became apparent that both sides would be unable to satisfy all necessary closing conditions in a reasonable amount of time.

Long Blockchain will continue to operate Stran Loyalty Group, an ongoing collaboration between Stran and LBCC focused on loyalty programs. In addition, Long Blockchain continues to operate its beverage subsidiary Long Island Brand Beverages until the completion of the previously announced sale of the business to ECC Ventures 2 Corp. The closing of a sale of the beverage subsidiary is subject to a number of conditions and there can be no assurance that the closing of the sale of the business will occur.

About Long Blockchain Corp.

Long Blockchain Corp. is the holding company for its wholly-owned subsidiaries Stran Loyalty Group and Long Island Brand Beverages. Stran Loyalty Group is a collaboration with Stran Promotional Solutions that began in 2018 and is focused on providing loyalty, incentive, reward and gift card programs to corporate and consumer brands. Long Island Brand Beverages operates in the non-alcohol ready-to-drink segment of the beverage industry under its flagship brand ‘The Original Long Island Brand Iced Tea®’. LBCC has entered into a definitive agreement for the sale of its beverage subsidiary.

Forward Looking Statements

This press release includes statements of LBCC’s expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of LBCC’s business strategies and its expectations concerning future operations which include consideration of margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources and to analyses, and to other information that is based on forecasts of future results and estimates of amounts not yet determinable. These also include statements relating to the anticipated consummation of the LIBB sale transaction and the benefits of the transaction to the Company. These statements include any statement that does not directly relate to a historical or current fact. You can also identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting LBCC and are subject to uncertainties, risks and factors relating to completion of contractual undertakings and to its operations and business environments, all of which are difficult to predict and many of which are beyond its control, that could cause its actual activities and results to differ materially from those matters expressed or implied by these forward looking statements. These risks inc lude the risk that the conditions to the LIBB sale transaction will not be satisfied or waived, the Company’s ability to develop and commercialize new technologies, the Company’s history of losses and expectation of further losses, its ability to expand its operations into blockchain technologies, its ability to develop or acquire new brands, the success of its marketing activities, the effect of competition in its industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described in the reports LBCC files with the Securities and Exchange Commission, including but not limited to the discussions contained under the caption “Risk Factors.” When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the reports LBCC files with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and LBCC cannot predict those events with any degree of certainty or how they may affect it. LBCC assumes no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

Investor & Media Contact

Mary T. Conway

Conway Communications

mtconway@conwaycommsir.com

(617) 407-8778